                                   EXHIBIT 25

                                POWER OF ATTORNEY

         Each of the undersigned hereby authorizes Donald Iwacha as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                              CAPACITY                           DATE
/s/ Donald Iwacha                                   Director                     May 1, 2000
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Donald Iwacha


/s/ Ian Brock                                         Director                     May 1, 2000

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Ian Brock


/s/Barrington L. Simon                         Director                     May 1, 2000
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Barrington L. Simon

/s/Bryan Latimer                                   Director                     May 1, 2000
